Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Septerna, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.001 par value per share	457(h) and 457(c)	2,221,125(2)	$6.035 (3)	$13,404,489.38	0.00015310	$2,052.23

Total Offering Amounts					$13,404,489.38		$2,052.23

Total Fee Offsets							—

Net Fee Due							$2,052.23

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of common stock, par value $0.001 per share (“Common Stock”), of Septerna, Inc. (the “Registrant”), that become issuable under the Registrant’s 2024 Stock Option and Incentive Plan (the “2024 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)

Represents 2,221,125 additional shares of Common Stock that were automatically added to the shares authorized for issuance under the 2024 Plan, effective as of January 1, 2025, pursuant to an “evergreen” provision contained in the 2024 Plan. Pursuant to such provision, an additional number of shares will automatically be added to the shares authorized for issuance under the 2024 Plan on January 1 of each year. Shares available for issuance under the 2024 Plan were previously registered on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 25, 2024 (File No. 333-282837).

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based on $6.035, the average of the high and low prices reported for Common Stock on the Nasdaq Global Market on March 21, 2025.